Exhibit 107

Calculation of Filing Fee Tables

Form F-4

(Form Type)

WinVest (BVI) Ltd.
Xtribe (BVI) Ltd.
WinVest Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered(2)		Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price			Fee Rate	Amount of Registration Fee(3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	New WINV Ordinary Shares	457(f)(1), 457(c)	3,900,444	(4)	$12.90		$50,315,727.60	(5)	0.00015310	$7,703.34

Fees to be Paid	Equity	Warrants to purchase New WINV Ordinary Shares	457(f)(1)	22,400,000	(6)	__		__	(7)	__	__

Fees to be Paid	Equity	New WINV Ordinary Shares, issuable upon exercise of warrants	457(f)(1), 457(i)	11,200,000	(8)	$11.52		$129,024,000	(7)	0.00015310	$19,753.57

Fees to be Paid	Equity	New WINV Ordinary Shares	457(f)(2)	11,323,204	(9)	__	$	__	(10)	__	__
Fees to be Paid	Equity	New WINV Earnout Rights	457(f)(2)	6,000,000	(11)	__		__	(12)	__	__
Fees to be Paid	Equity	New WINV Ordinary Shares, issuable upon exercise of Earnout Rights	457(f)(2), 457(i)	6,000,000	(13)	__		__	(12)	__	__
Fees to be Paid	Debt	Advisor Note	457(i)	__		__		$9,000,000		0.00015310	$1,377.90
Fees to be Paid	Equity	New WINV Ordinary Shares	457(i)	2,250,000	(14)	__		__	(15)	__	__
Fees to be Paid	Debt	Convertible Promissory Note and Convertible Extension Notes	457(i)	__	(16)	__		$1,440,000		0.00015310	$220.46
Fees to be Paid	Equity	Warrants to purchase New WINV Ordinary Shares	457(i)	2,880,000	(16)	__		__	(17)	__	__
Fees to be Paid	Equity	New WINV Ordinary Shares, issuable upon exercise of warrants	457(f)(1), 457(i)	1,440,000	(18)	$11.52		$16,588,800	(18)	0.00015310	$2,539.75
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—		—		—	—	—	—	—	—
	Total Offering Amounts							$206,368,527.60			$31,595.02
	Total Fees Previously Paid							—			—
	Total Fee Offsets							—			—
	Net Fee Due										$31,595.02

(1)	The registrants, WinVest Acquisition Corp. (“WinVest”), WinVest (BVI) Ltd. (“WinVest BVI”), and Xtribe (BVI) Ltd. (“Xtribe”), intend to complete the business combination through a two-step process consisting of the Reincorporation Merger and the Acquisition Merger, as described and defined in the proxy statement/prospectus forming part of the registration statement. All securities being registered will be issued by the combined company following the business combination described in the proxy statement/prospectus. The combined company will be renamed “Xtribe Holding (BVI) Ltd.,” which is referred to as “New WINV” herein.
(2)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(3)	Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $153.10 per $1,000,000 of the proposed maximum aggregate offering price.
(4)	Represents ordinary shares of New WINV (“New WINV Ordinary Shares”) issuable as follows: (i) 766,666 New WINV Ordinary Shares issuable upon conversion of the rights assumed by New WINV in the Reincorporation Merger entitling the holder to receive 1/15 of a share of common stock of WinVest (“WinVest Common Stock”) at the closing of the business combination; (ii) 258,778 New WINV Ordinary Shares issuable to WinVest’s public stockholders in the Reincorporation Merger (assuming no redemption rights are exercised); and (iii) 2,875,000 New WINV Ordinary Shares issuable in the Reincorporation Merger to the Initial Stockholders as defined in the proxy statement/prospectus.
(5)	Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and based on the average of the high and low prices of the WinVest Common Stock on the Nasdaq Stock Market LLC (“Nasdaq”) on March 7, 2025 ($12.90 per share of WinVest Common Stock), such date being within five business days prior to the date that this registration statement was filed with the U.S. Securities and Exchange Commission (the “SEC”).
(6)	Represents warrants deemed issued by New WINV in the Reincorporation Merger upon the assumption of: (i) 11,500,000 warrants to acquire 1/2 share of WinVest Common Stock that were sold as part of the units in WinVest’s initial public offering and (ii) 10,900,000 warrants to acquire 1/2 share of WinVest Common Stock that were sold to WinVest SPAC LLC (the “Sponsor”) in a private placement. All such warrants will be converted into warrants to acquire 1/2 of New WINV Ordinary Shares in connection with the business combination.
(7)	Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and based on the sum of (i) the average of the high and low prices of the WinVest’s issued and outstanding warrants as reported on the Nasdaq on March 7, 2025 ($0.02 per warrant), such date being within five business days prior to the date that this registration statement was filed with the SEC, and (ii) the exercise price of $11.50 per New WINV Ordinary Share issuable upon exercise of such warrants. This calculation is in accordance with Rules 457(f)(1) and 457(i) under the Securities Act. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to the warrants has been allocated to the underlying shares issuable upon exercise of such warrants and included in the registration fee paid in respect of such shares. The maximum number of shares issuable upon exercise of the warrants are being simultaneously registered hereunder.
(8)	Represents New WINV Ordinary Shares issuable upon exercise of warrants to acquire shares of WinVest Common stock, which, as a result of the business combination, will become warrants to acquire the same number of New WINV Ordinary Shares.
(9)	Represents New WINV Ordinary Shares issuable as consideration to the stockholders of Xtribe in the Acquisition Merger, prior to the closing of the business combination, including (i) 9,133,204 New WINV Ordinary Shares as Base Stock Consideration (as defined in the proxy statement/prospectus), (ii) 190,000 New WINV Ordinary Shares as Conversion Stock Consideration (as defined in the proxy statement/prospectus); and (iii) 2,000,000 New WINV Ordinary Shares issuable to PIPE Investors in the PIPE Financing as described in the proxy statement/prospectus in respect of their shares of Xtribe.
(10)	Calculated in accordance with Rule 457(f)(2) under the Securities Act. Xtribe BVI is a private company, no market exists for its securities, and it has an accumulated deficit. Therefore, the proposed maximum aggregate offering price for these securities is one-third of the aggregate par value per share of the Xtribe BVI expected to be exchanged in the business combination, and Xtribe BVI’s ordinary shares have no par value.
(11)	Represents earnout rights issuable to stockholders of Xtribe in the Acquisition Merger as merger consideration, with each right being convertible into one share of New WINV Ordinary Share subject to events under the terms of the documents governing the business combination (the “Earnout Rights”).
(12)	Fee is included in the New WINV Ordinary Shares issuable to stockholders of Xtribe as merger consideration.
(13)	Represents shares issuable pursuant to the Earnout Rights.
(14)	Represents the maximum number of New WINV Ordinary Shares issuable to Chardan Capital Markets, LLC (“Chardan”) pursuant to the Advisor Note to be issued to Chardan by Xtribe prior to the closing of the Acquisition Merger, which shall be assumed by New WINV in the Acquisition Merger and adjusted for the exchange ratio in the Acquisition Merger, as described in the proxy statement/prospectus.
(15)	Fee is included in the registration fee for the Advisor Note.
(16)	The Convertible Promissory Note and the Convertible Extension Notes would initially be converted to warrants to acquire New WINV Ordinary Shares at a conversion price of $0.50 per warrant, which warrant entitles the holder to acquire 1/2 of New WINV Ordinary Shares.
(17)	Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and based on the sum of (i) the average of the high and low prices of the WinVest’s issued and outstanding warrants as reported on the Nasdaq on March 7, 2025 ($0.02 per warrant), such date being within five business days prior to the date that this registration statement was filed with the SEC, and (ii) the exercise price of $11.50 per New WINV Ordinary Share issuable upon exercise of such warrants. This calculation is in accordance with Rules 457(f)(1) and 457(i) under the Securities Act. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to the warrants has been allocated to the underlying shares issuable upon exercise of such warrants and included in the registration fee paid in respect of such shares. The maximum number of shares issuable upon exercise of the warrants are being simultaneously registered hereunder.
(18)	Represents the maximum number of New WINV Ordinary Shares issuable upon conversion of the Convertible Promissory Note and the Convertible Extension Notes, as described in the proxy statement/prospectus, which notes are to be assumed by New WINV in the Reincorporation Merger.